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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 333-00331, 33-7361, 33-26826, 33-37561,
33-50268, 33-65700 and 33-75618) and on Form S-3 (File Nos. 33-50420 and
33-27008) and in the related Prospectus of our reports dated July 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries as of May 31, 1998 and 1997, and for each of the three years in the period ended May 31, 1998, which reports are included in this Annual Report on Form 10-K.


                                            /s/ PricewaterhouseCoopers LLP


South Bend, Indiana
August 4, 1998